Exhibit 4-3

                                     BY-LAWS

                                       OF

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                           --------------------------

                                  As in effect

                                December 20, 1994
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                                     BY-LAWS
                                       OF
                         PUBLIC SERVICE ENTERPRISE GROUP
                                  INCORPORATED

                                 ---------------

                                   ARTICLE I.

                                   DIRECTORS.

      SECTION 1. (a) Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article 3 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by the Board of Directors but shall not be less than 3 nor more than 16. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1990, with the directors in each class to hold office until their respective successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified. As used in these By-Laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies.

      (b) Stockholder nomination of director candidates. Advance notice of stockholder nominations for election of directors shall be given in the manner provided in Article IX, Section 9 of these By-Laws.

      (c) Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article 3 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any
vacancies  on  the  Board  of  Directors  resulting  from  death,   resignation,
disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting stockholders and until such director's successor, who shall serve for the remainder of the full term of the class of directors in which the
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new  directorship was created or the vacancy  occurred,  shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      (d) Removal and Suspension. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

      SECTION 2. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

                                   ARTICLE II

                                    OFFICERS.

      SECTION  1. The  elective  officers  of the  corporation  shall  include a
President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and may also include a Chairman of the Board, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, and one or more Senior Vice Presidents. The Chairman of the Board and the President shall be members of the Board of Directors. All elective officers of the corporation shall be elected by the Board of Directors at the first meeting thereof after the annual election of directors. The Board of Directors shall also have power, at any time, to elect additional Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers. The Board of Directors may appoint such other officers as it shall from time to time deem necessary, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the person exercising the authority of the chief executive officer of the corporation. Any two or more offices may be held by the same person.

      The Board of Directors shall have the power to fill any vacancy in any existing office or to fill any newly created office, at any time.

      The Chairman of the Board, the President, each Senior Executive Vice President, each Executive Vice President, each Senior Vice president, and each Vice President, severally, shall have the power to sign deeds, contracts, and other instruments. Each elective officer shall have such powers and perform such duties as may be assigned to him by the Board of Directors, the Executive

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Committee,  or the chief executive officer, in addition to any powers and duties that are assigned to him specifically by these By-Laws.

      The term of office of each officer shall be from the time of his election or appointment and qualification until the first meeting of the Board of Directors after the last annual election of Directors, or such other term of office as shall be provided in the resolution of election or appointment, and until the election or appointment and qualification of his successor, subject to earlier termination by removal or resignation

                                  ARTICLE III.

                        CHAIRMAN OF THE BOARD; PRESIDENT;
                        SENIOR EXECUTIVE VICE PRESIDENTS;
               EXECUTIVE VICE PRESIDENTS; SENIOR VICE PRESIDENTS.

      SECTION 1. If there be a Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee.

      SECTION 2. If there be a Chairman of the Board, the Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the corporation with plenary powers of supervision and direction of the business and affairs of the corporation, unless such offices are occupied by the same person. If there be no Chairman of the Board, the President shall be the chief executive officer.

      SECTION 3. If there be a Chairman of the Board and if he be designated as the chief executive officer of the corporation, the President shall have charge of the coordination and supervision of all matters of operation of the corporation. In the absence of the Chairman of the Board, the President shall have the powers and perform the duties of the Chairman of the Board.

      SECTION 4. The Senior Executive Vice Presidents, severally, in the order designated by the Chief Executive Officer, shall, in the absence of the President, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board and the President, have the powers and perform the duties of the Chairman of the Board.

      SECTION 5. The Executive Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President and the Senior Executive Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board and the President, have the powers and perform the duties of the Chairman of the Board.

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      SECTION 6. The Senior Vice Presidents,  severally, in the order designated by the chief executive officer, shall, in the absence of the President, the Senior Executive Vice Presidents and the Executive Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board,  they  shall,  in the  absence  of the  Chairman  of the  Board,  the
President,   the  Senior  Executive  Vice  Presidents  and  the  Executive  Vice
Presidents, have the powers and perform the duties of the Chairman of the Board.

                                   ARTICLE IV.

                                VICE PRESIDENTS.

      SECTION 1. The Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President, the Senior Executive Vice Presidents, the Executive Vice Presidents and the Senior Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board, the President, the Senior Executive Vice Presidents, the Executive Vice Presidents and the Senior Vice Presidents, have the powers and perform the duties of the Chairman of the Board.

                                    ARTICLE V

                                   SECRETARY.

      SECTION 1. The Secretary shall keep minutes of all meetings of the stockholders of the Board of Directors and of the Executive Committee, and shall give all notices of meetings of the stockholders, of the Board of Directors, and of the Executive Committee. He shall have custody of all deeds, contracts, and other instruments, documents, and records, except as otherwise provided in these By-Laws, or by the Board of Directors, and shall attend to such correspondence of the corporation as the Board of Directors or the chief executive officer shall direct. He shall be the custodian of the seal of the corporation and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors.

                                   ARTICLE VI.

                             ASSISTANT SECRETARIES.

      SECTION 1. Each Assistant Secretary shall have such powers and shall perform such duties as may be assigned to him by the Secretary. In the absence of the Secretary, the Assistant Secretaries, in the order designated by the Secretary, shall have the powers and perform the duties of the Secretary.

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                                  ARTICLE VII.

                                   TREASURER.

      SECTION 1. The Treasurer shall have charge of all receipts and disbursements of the corporation and shall be the custodian of the corporation's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the corporation from any source whatever, and to endorse or cause to be endorsed checks, drafts, warrants, and other instruments for the payment of money in its name and on its behalf, and full discharge for the same to give. The funds of the corporation shall be deposited in its name in such depositaries as may be designated from time to time by the Board of Directors, or by the Treasurer if the Board of Directors shall authorize him to do so. All checks, drafts, and other instruments for the payment of money, and all notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, employee or employees, agent or agents, of the corporation, and in such manner, including the use of facsimile signatures, as shall be determined from time to time by the Board of Directors, or by the Treasurer if the Board of Directors shall authorize him to make such determination. A report of the financial condition of the corporation shall be made by the Treasurer whenever requested by the chief executive officer. If required by the Board of Directors, he shall give bond for the faithful performance of his duties, in such sum and with such surety or sureties as the Board of Directors may determine.

                                  ARTICLE VIII.

                              ASSISTANT TREASURERS.

      SECTION 1. Each Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to him by the Treasurer. In the absence of the Treasurer, the Assistant Treasurers, in the order designated by the Treasurer, shall have the powers and perform the duties of the Treasurer.

                                   ARTICLE IX.

                                    MEETINGS.

      SECTION 1. The meetings of the Stockholders shall, unless otherwise provided by law, be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors and stated in the notice of the meeting.

      Each annual meeting of the stockholders for the election of the class of directors for the ensuing year, and for the transaction of such other business as may be brought before the meeting, shall be held at such time, not more than 13 months after the last annual meeting, as may be fixed by the Board of Directors.

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      SECTION  2.  Except  as  herein  or in the  Certificate  of  Incorporation expressly provided to the contrary or as otherwise required by law or except as otherwise fixed by or pursuant to the provisions of Article 3 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, all voting rights in the corporation shall be vested exclusively in the holders of Common Stock.

      Except as herein or in the Certificate of Incorporation expressly provided to the contrary or as otherwise required by law or except as otherwise fixed by or pursuant to the provisions of Article 3 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, at all meetings of stockholders the holders of Common Stock shall be entitled to cast one vote for each share of Common Stock held.

      At all elections of directors each holder of Common Stock shall be entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he say see fit.

      SECTION 3. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. A proxy shall not be revoked by the death or incapacity of the stockholder but shall continue in force until revoked by the personal representative or guardian of the stockholder. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

      A person named in a proxy as the attorney or agent of a stockholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary.

      SECTION 4. All elections for directors shall be by ballot, and the polls at every such election shall remain open so long as may be reasonably necessary to permit all stockholders entitled to vote at such meeting, present in person or by proxy, to cast their votes.

      SECTION 5. Special meetings of the stockholders may be called at any time by the Board of Directors or by the chief executive officer or upon the written request of the holders of the capital stock entitled to cast a majority of votes thereat.

      Except as otherwise provided by law, and unless waived, written notice of the time, place and purposes of every meeting of stockholders shall be given not less than 10 nor more than 60 days

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before the date of the meeting,  to each  stockholder of record entitled to vote at the meeting, either personally or by mailing a notice to him at his last post office address appearing on the books of the corporation.

      SECTION 6. At any meeting of the stockholders the holders of stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum.

      If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place and fixed for any meeting of stockholders, the meeting may be adjourned from time to time by the vote of a majority of the votes cast by the holders of stock present in person or represented by proxy at such meeting, without notice other than by announcement at the meeting, and at any such adjourned meeting held more than one week after such time the holders of stock entitled to cast 40% of the votes at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum. At any such adjourned meeting, whenever held, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 7. Regular meetings of the Board of Directors shall be held monthly unless otherwise determined by resolution of the Board.

      Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or by the President if he be the chief executive officer. The Secretary shall also call such meetings on the written request of a majority of the directors.

      No notice shall be required for regular meetings of the Board of Directors. The meeting for organization may be held on the day of and after the annual meeting of stockholders. At least two days' notice of a special meeting of the Board of Directors shall be given, but this notice may be waived in writing or by telegraph, either before or after the meeting. A meeting may be held without notice at any time when all the directors are present.

      At all meetings of the Board of Directors a majority of the directors in office, or one-third of the entire Board, whichever is greater, shall constitute a quorum for the transaction of business. A less number than a quorum, however, may meet and adjourn to any day.

      SECTION 8. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed by the Board of Directors or shall fail to qualify, the person presiding at a meeting of stockholders may, and on the request of any stockholder entitled to vote thereat, shall make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be

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filled by  appointment  made by the Board of Directors in advance of the meeting of stockholders or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.

      SECTION 9. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Nothing in this Section 9 shall be construed to require any such stockholder nomination to be included in any Proxy Statement issued on behalf of the Board of Directors or to require the Board to endorse any such nomination.

                                   ARTICLE X.

                        RECORD DATE FOR DETERMINATION OF
                             RIGHTS OF STOCKHOLDERS.

      SECTION 1. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such

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meeting,  nor more than 60 days prior to any other action.  When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been so made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE XI.

                                   COMMITTEES.

      SECTION 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee and one or more other committees. Except as otherwise provided by law, the Executive Committee shall have and may exercise all the authority of the Board of Directors when the Board is not in session, and each such other committee of the Board shall have and may exercise the authority of the Board to the extent provided in the resolution of appointment.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any committee of the Board, (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members (c) abolish any such committee at its pleasure and (d) remove any director from membership on such committee at any time, with or without cause.

      Actions taken at a meeting of any committee of the Board of Directors shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

      SECTION 2. The Board of Directors may appoint and prescribe the powers and duties of other committees, the members of which may but need not be directors and shall serve at the pleasure of the Board.

      SECTION 3. One-third of the entire committee, or two members, whichever is greater, shall constitute a quorum for the transaction of business.

      SECTION 4. Each committee shall fix its own rules of procedure, shall meet where and as provided by such rules of procedure or by resolution of the Board of Directors, shall keep full records of its proceedings, and shall report from time to time to the Board as called upon by the Board.

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                                  ARTICLE XII.

                  VOTING UPON STOCKS OWNED BY THE CORPORATION.

      SECTION 1. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Senior Executive Vice Presidents, the Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents, severally, shall each have full power and authority on behalf of the corporation to attend, act, and vote at any meeting of the stockholders of any corporation in which this corporation may hold stock, and to appoint one or more other persons as proxy or proxies to attend, act, and vote at any such meeting and such officer or such proxy or proxies shall possess and may exercise on behalf of this corporation any and all rights and powers incident to its ownership of such stock. The Board of Directors or the Executive Committee from time to time by resolution may confer like powers upon any other person or persons.

                                  ARTICLE XIII.

                                     STOCK.

      SECTION 1. The certificates which shall be issued for shares of stock in this corporation shall be signed by the Chairman of the Board, the President, or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the corporation, any and all other signatures may be facsimiles.

      SECTION 2. The shares of stock issued by this corporation shall be transferable only on the books of the corporation by the holder or owner thereof in person or by power of attorney, on surrender of the certificate therefor.

      SECTION 3. The Treasurer shall make and certify a complete list of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, with the addresses of, and the number of shares held by, each stockholder, shall be produced at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting.

                                  ARTICLE XIV.

                                  FISCAL YEAR.

      SECTION 1. The fiscal year of the corporation shall begin on January first of each year.

                                   ARTICLE XV.

                                      SEAL.

      SECTION 1. The seal of the corporation shall be circular in form, and shall have inscribed thereon the following words and figures: "PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED Incorporated 1985".

                                  ARTICLE XVI.

                                   AMENDMENTS.

      SECTION 1. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of New Jersey, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

                                  ARTICLE XVII.

                            ADVANCEMENT OF EXPENSES.

      SECTION 1. Expenses incurred by any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation, shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.